UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

North Central Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Iowa	42-1449849
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

825 Central Avenue
Fort Dodge, Iowa	50501
(Address of Principal Executive Offices)	(Zip Code)

First Federal Savings Bank of Iowa 401(k) and Stock Ownership Plan
(Full title of the plan)

 David M. Bradley
Chairman of the Board, President and Chief Executive Officer
North Central Bancshares, Inc.
825 Central Avenue
Fort Dodge, IA 50501
 (Name and address of agent for service)

 (515) 576-7531
(Telephone number, including area code, of agent for service)

 Copies to:
J. Mark Poerio, Esq.
Paul, Hastings, Janofsky & Walker LLP
875 15th Street, N.W., Tenth Floor
Washington, D.C. 20005
(202) 551-1700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common Stock, par value $0.01 per share	300,000	$16.25	$4,875,000	$348

(1) Represents the number of shares of common stock, par value $0.01 per share, of North Central Bancshares, Inc. (the “Registrant”) that participants in the First Federal Savings Bank 401(k) and Stock Ownership Plan (the “Plan”) are expected to purchase over the next three years pursuant to the Plan.  Pursuant to Rule 416 under the Securities Act of 1933, as amended, (the “Securities Act”), this registration statement also covers an additional indeterminate amount of shares to be offered or sold pursuant to the Plan and shares that may become issuable under the Plan by reason of certain corporate transactions or events, including stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.
(2) Represents the average of the high and the low prices per share of common stock as reported on the NASDAQ Global Market Exchange on July 30, 2010.
(3) Computed in accordance with Rule 457(c) and (h) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent to or given to participants of the Plan, as specified by Rule 428(b)(1) of the Securities Act.  In accordance with the instructions to Part I of Form S-8, such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The following documents previously filed by us with the SEC are incorporated by reference in this registration statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ending December 31, 2009, and filedwith the SEC on March 12, 2010.

(b)	The Registrant’s Amendment to the Annual Report on Form 10-K/A for the year endingDecember 31, 2009, and filed with the SEC on March 24, 2010.

(c)	The Registrant’s Form 8-Ks filed with the SEC on April 23, 2010

(d)	The Registrant’s Form 8-Ks filed with the SEC on May 5, 2010

(e)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2010, and filedwith the SEC on May 14, 2010.

(f)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2010, and filedwith the SEC on August 6, 2010.

(g)	The description of the Registrant’s common stock contained in the Registrant’s RegistrationStatement on Form 8-A, dated January 1, 1996.

In addition, all documents and reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(c) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement.

Item 4.   Description of Securities

Not applicable.

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Item 5.   Interests of Named Experts and Counsel

Not applicable.

Item 6.   Indemnification of Directors and Officers

Section 851 of the Iowa Business Corporation Act (the “IBCA”), inter alia, empowers an Iowa corporation to indemnify an individual made a party to a proceeding because such individual is or was a director against liability incurred in the proceeding, provided that such individual acted in good faith, reasonably believed, in the case of conduct in such individual’s official capacity with the corporation, that such individual’s conduct was in the corporation’s best interests, or in all other cases, that such individual’s conduct was at least not opposed to the corporation’s best interests and, with respect to a criminal proceeding, had no reasonable cause to believe such individual’s conduct was unlawful. However, indemnification is prohibited either in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standards above, or in which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in such director’s official capacity.

Section 852 of the IBCA further provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director was a party because such director is or was a director of the corporation against reasonable expenses incurred by such director in connection with the proceeding.

Section 853 of the IBCA further provides that a corporation may advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding if such director furnishes the corporation a written affirmation’s of such director’s good faith belief that such director has met the standard of conduct described in Section 851, and furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that such director did not meet the standard of conduct.

Section 856 of the IBCA further provides that a corporation may indemnify and advance expenses to an officer made a party to a proceeding because such individual is or was an officer to the same extent as to a director, and indemnify and advance expenses to an officer who is not a director to the extent as may be provided by the articles of incorporation, bylaws, a resolution of the board of directors, or contract, except for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding, or liability arising out of conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders, or an intentional violation of criminal law.

Section 857 of the IBCA further provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director or officer of the corporation, or who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation or organization, against liability asserted against or incurred by such individual in that capacity or arising from such individual’s status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to such individual under Section 851 or 852 of the IBCA.

Article IX of the Registrant’s Articles of Incorporation provides that a director shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of his fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the IBCA. Article X of the Registrant’s Articles of Incorporation requires the Registrant, among other things, to indemnify to the fullest extent permitted by the IBCA, any person who is or was or has agreed to become a director or officer of the Registrant, who was or is made a party to, or is threatened to be made a party to, or has become a witness in, any threatened, pending or completed action, suit or proceeding, including actions or suits by or in the right of the Registrant, by reason of such agreement or service or the fact that such person is, was or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the written request of the Registrant.

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Article X also empowers the Registrant to purchase and maintain insurance to protect itself and any person who is or was a director, officer, employee or agent of the Registrant or who is or was serving at the written request of the Registrant as a director, officer, employee or agent of another corporation or organization, against any liability, whether or not the Registrant would have the power to indemnify those persons against such liability under the law or the provisions set forth in the Articles of Incorporation. The Registrant is also authorized by its Articles of Incorporation to enter into individual indemnification contracts with directors, officers, employees and agents. The Registrant’s current employment agreement with David M. Bradley and C. Thomas Chalstrom obligates the Bank to either provide Mr. Bradley and Mr. Chalstrom with indemnification coverage under a standard directors’ and officers’ liability policy or to indemnify him to the fullest extent permitted by law

Item 7.   Exemption from Registration Claimed

Not applicable.

Item 8.   Exhibits

Exhibit No.	Description

10.1	First Federal Savings Bank of Iowa 401(k) and Employee Ownership Plan

23.1	Consent of McGladrey & Pullen, LLP

24.1	Power of Attorney (included on signature page hereto)

Item 9.   Undertakings

(a)   The Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

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(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Fort Dodge, State of Iowa, on August 6, 2010.

NORTH CENTRAL BANCSHARES, INC.

By:	/s/ David M. Bradley
Name: David M. Bradley
Title: President

POWER OF ATTORNEY
Each of the undersigned officers and directors of North Central Bancshares, Inc., an Iowa corporation, hereby constitutes and appoints David M. Bradley, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

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Signature	Title	Date
/s/ David M. Bradley	Chairman of the Board of Directors, President and Chief Executive Officer	August 6, 2010
David M. Bradley
(principal executive officer)
/s/ Paul F. Bognanno	Director	August 6, 2010
Paul F. Bognanno

/s/ C. Thomas Chalstrom	Director	August 6, 2010
C. Thomas Chalstrom

/s/ Randall L. Minear	Director	August 6, 2010
Randall L. Minear

/s/ Robert H. Singer, Jr.	Director	August 6, 2010
Robert H. Singer, Jr.

/s/ Thomas E. Stanberry	Director	August 6, 2010
Thomas E. Stanberry

/s/ Mark M. Thompson	Director	August 6, 2010
Mark M. Thompson

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EXHIBIT INDEX

Exhibit
No.	Description

10.1	First Federal Savings Bank of Iowa 401(k) and Stock Ownership Plan

23.1	Consent of McGladrey & Pullen, LLP

24.1	Power of Attorney (included on signature page hereto)

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